                                                                 Exhibit 10.27.3

                          AMENDMENT TO REVOLVING CREDIT
                     AND TERM LOAN AGREEMENT (NUMBER THREE)
                                   AND WAIVER

      This AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (NUMBER THREE) AND WAIVER dated as of June 28, 2004 (the "Amendment"), amends that certain Revolving Credit and Term Loan Agreement dated as of June 28, 2002, as amended by that certain Amendment to Revolving Credit and Term Loan Agreement (Number
One) dated as of November 7, 2003 ("Amendment Number One"), and as further amended by that certain Amendment to Revolving Credit and Term Loan Agreement (Number Two) dated as of December 31, 2003 ("Amendment Number Two") (said loan agreement, as so amended, the "Loan Agreement") by and among EMERSON RADIO CORP. ("ERC US"), a Delaware corporation, MAJEXCO IMPORTS, INC. ("MI"), a California corporation, EMERSON RADIO (HONG KONG) LIMITED ("ER HONG KONG") a Hong Kong corporation, and EMERSON RADIO INTERNATIONAL LTD. ("ER BVI"), a British Virgin Islands company, jointly and severally as co-borrowers and co-obligors, except as expressly set forth herein in Section 10.8 hereof (individually and collectively, the "Borrower"), PNC BANK, NATIONAL ASSOCIATION and each other lender signatory hereto or which becomes a Lender pursuant to Section 9.1 (each a "Lender" and, collectively, the "Lenders") and PNC BANK, NATIONAL ASSOCIATION as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H:

      A. Pursuant to the Loan Agreement, the Lenders provided the Borrower a revolving credit facility and a term loan as described in the Loan Agreement.

      B. The Borrower has informed the Agent and the Lenders that is has failed to comply with the Fixed Charge Coverage Ratio set forth in Section 6.12 of the Loan Agreement for the four consecutive fiscal quarters ending March 31, 2004, and as a result of which an Event of Default has occurred under the Loan Agreement (the "Specified Default").

      C. The Borrower has requested that the Agent and the Lenders waive Specified Default and amend the Fixed Charge Coverage Ratio set forth in said
Section 6.12.

      D. The Agent and the Lenders are willing to so waive and amend, subject to, and in accordance with, the terms and conditions set forth herein.

      E. The Borrower has further requested certain modifications to the Borrowing Base and certain of the other financial covenants set forth in the Loan Agreement (in each case as more fully described below) and the Agent and the Lenders are willing to so modify the Loan Agreement subject to, and in accordance with, the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and for value received by each party, the parties hereto agree as follows:

      1. Definitions. Unless otherwise defined or modified herein, capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

      2. Amendments to Loan Agreement. Subject to the satisfaction of the conditions to effectiveness set forth in Section 7 below, the Loan Agreement shall be amended as follows:

            (a) The defined term "Borrowing Base" and "Consolidated EBITDA" set forth in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

            "Borrowing Base" means an amount equal to (A) the sum of (x) 80% of the value of Eligible Receivables of ERC US for the most recently ended Calculation Period (excluding therefrom in all cases the Special Receivables) plus (y) 55% of the value of the Special Receivables of ERC US for the most recently ended Calculation Period plus (z) the lesser of
      (i) 55% (or such greater percentage as the Required Lenders may approve with respect to any Calculation Period) of the aggregate value of unsold Eligible Inventory of ERC US and MI for the most recently ended Calculation Period, (ii) 85% (or such greater percentage as the Required Lenders may approve with respect to any Calculation Period) of the Net Recovery Value and (iii) $15,000,000, during the period from and including January 1 to and including March 31 in each calendar year and $18,000,000, during the period from and including April 1 to and including December 31 in each calendar year, less (B) (x) the Rental Reserve until the Agent shall have received landlord/warehousemen waivers as required by Section
      5.13 in form and substance satisfactory to the Agent from all Persons providing warehouse and leasehold premises to ERC US, (y) the amount of the California unitary tax assessed against ERC US (and all penalties, interest and other amounts payable with respect thereto) in the event a Lien is filed with respect to such tax by any Governmental Authority so long as such tax is not paid (provided if ERC US enters into an agreement with the relevant Governmental Authority assessing such tax in form and substance satisfactory to the Required Lenders with respect to a schedule for payment of such assessed tax (and any penalties, interest or other amounts payable with respect thereto), the amount reserved with respect to such assessed tax shall be limited to all payments under such agreement due prior to the second anniversary of any date of determination so long as ERC US is not in breach of such agreement and no proceedings have been initiated to enforce or foreclose upon the Lien with respect thereto), (z) at any time during the period from and including January 1st to and including March 31st in each year, an amount equal to 10% of the net accounts receivable reflected on the then most recent Borrowing Base Certificate delivered with respect to such period, and (aa) such additional reserves as Agent shall deem appropriate in its reasonable business judgment in the event the inventory of any Person constituting the Borrower is underinsured (in Agent's reasonable business judgment) by the insurance in force pursuant to Section 5.5. If the Required Lenders shall have approved a change in any percentage used in determining the Borrowing Base for any Calculation Period, they shall have no further or future obligation to do so with respect to any other Calculation Period."

            "Consolidated EBITDA" means, for any fiscal period, (a) Consolidated Net Income (Loss) for such period less upward adjustments to deferred tax assets which increase earnings as reflected on the profit and loss statement of ERC US plus, (b) the sum of (i) downward adjustments to deferred tax assets which decrease earnings as reflected on ERC US' profit and loss statement, (ii) other non-cash charges related to changes in GAAP, (iii) Consolidated Interest Expense, (iv) depreciation, (v) amortization of intangible assets, (vi) federal, state, local and foreign income taxes and (vii) the non-recurring expenses related to the unconsummated acquisitions referred to as the "Recoton" and "Altec Lansing" transactions in an amount not to exceed $1,420,000 for the fiscal quarter ending June 30, 2004, $1,425,000 for the fiscal quarter ending September 30, 2004, $957,000 for the fiscal year quarter ending December 31, 2004, and -$0- (zero dollars) for all fiscal periods ending thereafter; all as computed and calculated in accordance with GAAP."

            (b) There shall be added to Section 1.1 of the Loan Agreement a new defined term "Special Receivables", in its appropriate alphabetical order, that shall read as follows:

            "Special Receivables" all account receivables of ERC US so designated by the Agent in its reasonable discretion due to the level of dilution with respect to payments due thereunder (as is currently the case with accounts receivable due from "Walmart" and "Target"), but are otherwise Eligible Receivables. In addition to the accounts receivables in which "Walmart" and "Target" are the account debtors, the Agent reserves the right to designate otherwise Eligible Receivables to be Special Receivables from time to time in its reasonable discretion.

            (c) Section 6.12 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "Section 6.12. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters preceding any date of determination to be less than 1.25 to 1 for all such fiscal periods ending prior to June 30, 2004, and 2.00 to 1.00 for all such fiscal periods ending on and after June 30, 2004; provided, however, that all principal payments on the Term Loans during the period commencing April 1, 2003 and ending March 31, 2004 (whether regularly scheduled pursuant to Section 2.6(b) of the Loan Agreement or as a mandatory prepayment pursuant to Section 2.9(e) of the Loan Agreement) shall be excluded from calculation of the Fixed Charge Coverage Ratio."

            (d) Section 6.13 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "Section 6.13. Senior Funded Debt to EBITDA. (a) Permit the ratio of Senior Funded Debt of ERC US and its consolidated Subsidiaries to Consolidated EBITDA for the period of four consecutive fiscal quarters preceding any date of determination to be greater than: 2.50 to 1.0; except in the case of said fiscal period ending September 30, 2004, in which case said ratio shall not be greater than 3.50 to 1.00.

            (b) Permit the ratio of Adjusted Funded Debt of ERC US and its consolidated Subsidiaries to Adjusted EBITDA for the period of four consecutive fiscal quarters preceding any date of determination to be greater than: 2.50 to 1.0, except in the case of said fiscal period ending September 30, 2004, in which case said ratio shall not be greater than
      3.50 to 1.00."

      3. Waiver of Event of Default. The Borrower acknowledges that it has violated Section 6.12 of the Loan Agreement by failing to maintain a Fixed Charge Coverage Ratio of at least 1.10 to 1.00 for the four consecutive fiscal quarters ending March 31, 2004. Subject to the satisfaction of the conditions set forth in Section 7 below, the Lenders agree that such violation is waived for the period ending March 31, 2004. The parties hereto agree that such waiver shall be limited to the specific period and instance herein given, and shall not prejudice any right or rights which any Lender now has or may have in the future under the Loan Agreement or the other Loan Documents in the event of any other breach or violation of any term, condition or covenant set forth in the Loan Agreement or the other Loan Documents. Furthermore, the parties hereto agree that such waiver shall in no event be construed as the establishment of a custom or course of dealing among the Borrower, the Agent or the Lenders with respect to any current or future issues of the Borrower's non-compliance with any term, condition or covenant set forth in this Loan Agreement or the other Loan Documents.

      4. Effects of Clarification. The Borrower acknowledges and agrees that the amendments made pursuant to clauses (c) and (d) of Section 2 above have been made to clarify existing certain financial covenants for the fiscal periods therein specified and in no event shall be construed as the establishment of a custom or course of dealing among the Borrower, the Agent or the Lenders with respect to any current or future issue of the Borrower's non-compliance with any term, condition or covenant set forth in this Loan Agreement or the other Loan Documents. Furthermore, notwithstanding the amendment and restatement of Section
6.12 of the Loan Agreement pursuant to clause (c) of Section 2 above, the adjustments to the Fixed Charge Coverage Ratio set forth in Amendment Number One and Amendment Number Two for the test periods ending March 31, 2004 and December 31, 2003 shall survive the execution and delivery of this Amendment.

      5. References to Loan Agreement. This Amendment is an amendment to the Loan Agreement. Unless the context of this Amendment otherwise requires, the Loan Agreement and this Amendment shall be read together and shall have effect as if the provisions of the Loan Agreement and this Amendment were contained in one agreement.

      6. Full Force and Effect. Except as expressly modified by this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents shall continue in full force and effect, and all parties hereto shall be entitled to the benefits thereof. This Amendment is limited as written and shall not be deemed (a) to be an amendment of or a consent under or waiver of any other term or condition of the Loan Agreement, or (b) to prejudice any right or rights which the Lender now has or may have in the future under or in connection with the Loan Agreement or the other Loan Documents.

      7. Conditions. This Amendment shall not be effective until the following conditions precedent have been fulfilled to the satisfaction of the Agent and the Lenders: (i) the Agent shall have received counterparts of this Amendment duly executed by each of the parties hereto, and (ii) the Borrower shall have paid the Agent (for ratable distribution to the Lenders) a modification fee of $10,000 in consideration of the modification to the Loan Agreement set forth herein. In addition, the Borrower agrees to pay upon execution of this Amendment, all reasonable costs and expenses of the Agent and each Lender, including, without limitation, the legal fees incurred by the Agent's counsel in connection with the preparation, negotiation, execution and delivery and review of this Amendment. In the event Borrower does not remit such payment together with this executed Amendment, the Borrower hereby authorizes the Agent, without notice to the Borrower, to charge any account of the Borrower maintained by the Agent or its Affiliates in payment of the amounts due under this Section 7.

      8. Estoppel; Representations and Warranties. In order to induce the Lenders to enter into this Amendment, the Borrower makes the following representations and warranties, which representations and warranties shall survive the execution and delivery hereof:

      (a) each of the Loan Agreement, the Notes, the Security Documents and the other Loan Documents are in full force and effect;

      (b) as amended hereby, each of the Loan Agreement, the Notes, the Security Documents, the other Loan Documents and this Amendment have been duly authorized, executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms;

      (c) the Borrower has no offset, defense or counterclaim with respect to any of their obligations under the Loan Agreement, the Notes, the Security Documents and the other Loan Documents (any such offset, defense or counterclaim as may now exist being hereby irrevocably waived by the Borrower);

      (d) no material adverse change in the financial condition of the Borrower has occurred since the date of its most recent financial statements delivered to the Lender;

      (e) other than the Specified Default, no Event of Default has occurred and is continuing under the Loan Agreement or the other Loan Documents, and no event has occurred which, with notice, lapse of time or both, would constitute such an Event of Default;

      (f) except as discussed on SCHEDULE "A", all of the representations made by or on behalf of the Borrower in the Loan Agreement and the other Loan Documents are true and correct on and as of the date hereof;

      (g) neither the execution and delivery of this Amendment by the Borrower, nor consummation by the Borrower of the transactions contemplated herein, nor compliance by the Borrower with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of (i) any Borrower's Certificate of Incorporation and By-Laws or other organizational or governing document, (ii) any agreement or instrument to which any Borrower is a party or by which the property of the Borrower is or may be bound, (iii) any judgment or order, writ, injunction or decree of any court, or (iv) any applicable law or governmental regulation; and

      (h) no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment by the Borrower.

      9. Security Interests. The Borrower confirms the validity and effectiveness of the Security Documents made by the Borrower in favor of the Agent (for the benefit of the Lenders) and confirms that the Security Documents secures payment of the Obligations (as defined in the Security Documents).

      10. Governing Law. This Amendment, including the validity thereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by, the laws of the State of New Jersey without regard to any conflicts of laws principles.

      11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                       BORROWERS:

                                       EMERSON RADIO CORP

                                       By: /s/ KENNETH A. CORBY
                                          ----------------------------
                                       Name: Kenneth A. Corby
                                       Title: E.V.P., CFO

                                       MAJEXCO IMPORTS, INC.

                                       By: /s/ KENNETH A. CORBY
                                          ----------------------------
                                       Name: Kenneth A. Corby
                                       Title: E.V.P., CFO

                                       EMERSON RADIO (HONG KONG) LIMITED

                                       By: /s/ GEOFFREY P. JURICK
                                          ----------------------------
                                       Name: Geoffrey P. Jurick
                                       Title: Chairman, CEO

                                       EMERSON RADIO INTERNATIONAL LTD.

                                       By: /s/ KENNETH A. CORBY
                                          ----------------------------
                                       Name: Kenneth A. Corby
                                       Title: Director

                                       AGENT:

                                       PNC BANK, NATIONAL ASSOCIATION,
                                       as Agent

                                       By: /s/ JEFFREY A. BLAKEMORE
                                          ----------------------------
                                       Name: Jeffrey A. Blakemore
                                       Title: Senior Vice President

                                       LENDERS:

                                       PNC BANK, NATIONAL ASSOCIATION,
                                       as a Lender

                                       By: /s/ JEFFREY A. BLAKEMORE
                                          ----------------------------
                                       Name: Jeffrey A. Blakemore
                                       Title: Senior Vice President

                                       SOVEREIGN BANK,
                                       as a Lender

                                       By: /s/ CHRIS WOLFSLAYER
                                          ----------------------------
                                       Name: Chris Wolfslayer
                                       Title: Vice President

                                  SCHEDULE "A"

      The following class action complaints have been filed in the US District Court for the District of New Jersey and now consolidated as In re: Emerson Radio Corp. Securities Litigation Civil Action Number 03-cv-4201 (JLL).

1.) Kaplan v. Emerson Radio Corp., et al., 03-cv-4202 (JLL)

2.) Pelone v. Emerson Radio Corp., et al., 03-cv-4201 (JLL)

3.) Howard v. Jurick, et al., 03-cv-4330 (WGB)

4.) Glascoff v. Emerson Radio Corp., et al., 03-cv-4506 (JLL)

5.) Stromer v. Emerson Radio Corp., et al., 03-cv-4647 (JLL)

6.) Kaplan v. Emerson Radio Corp., et al., 03-cv-4856

7.) Freitag v. Emerson Radio Corp., et al., 03-cv-5140

      The complaints allege violations of federal securities laws including 1) against all defendants: Section 10(b) of the Exchange Act Against and Rule 10-b-5 promulgated thereunder, and 2) against all individual defendants: Section 20(a) of the Exchange Act.

                                      S-2